Exhibit 23.1

                          INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference of our report dated February 21, 1997 accompanying the financial statements of Simtek Corporation in the Form S-3 Registration Statement of Simtek Corporation and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement





HEIN + ASSOCIATES LLP


Denver, Colorado
October 3, 1997